SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.   )

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Watson Wyatt & Company Holdings

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Watson Wyatt & Company Holdings

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Watson Wyatt & Company Holdings

1717 H Street, N.W.
Washington, D.C. 20006
Telephone: 202-715-7000
Fax: 202-715-7960

October 17, 2003

Dear Fellow Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders that will be held this year at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817 on Monday, November 17, 2003 at 9:30 a.m. (EST). On the following pages you will find the notice of the 2003 Annual Meeting of Stockholders and the accompanying proxy statement.

     Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Accordingly, please return your proxy as soon as possible.

Sincerely,

John J. Haley
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 17, 2003

The fourth Annual Meeting of Stockholders of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, will be held on Monday, November 17, 2003 at 9:30 a.m. (EST), at the Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, for the following purposes:

I.

To elect two Class III members of the board of directors of the Company to serve for a three-year term, expiring at the 2006 Annual Meeting of Stockholders, or until the election and qualification of their successors (Proposal 1);

II.	To consider and vote on a proposal to approve amendments to the 2001 Employee Stock Purchase Plan (“ESPP”) (Proposal 2);

III.	To consider and vote on a proposal to approve the amended Compensation Plan for Outside Directors (the “Outside Directors’ Plan”) (Proposal 3); and

IV.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The close of business on October 3, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WE STRONGLY URGE YOU TO REVIEW THE PROXY STATEMENT AND TO COMPLETE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE (IF YOU HAVE RECEIVED YOUR PROXY MATERIALS BY MAIL), OR VOTE YOUR PROXY VIA TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

By order of the Board of Directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 17, 2003

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 17, 2003

This proxy statement, notice of the 2003 Annual Meeting of Stockholders and accompanying proxy are being furnished to you as a stockholder of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, on or about October 17, 2003, in connection with the Annual Meeting of Stockholders of the Company to be held on November 17, 2003, at the time and place and for the purposes set forth in the accompanying notice of the meeting.

The Company’s board of directors is making this proxy solicitation. All shares of the Company’s current common stock that are represented by properly executed and unrevoked proxies received by ADP Investor Communication Services, the vendor selected by the Company to tabulate the vote, prior to the Annual Meeting will be voted. The deadline for telephone or internet voting is 11:59 p.m. (EST) on Sunday, November 16, 2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Stockholders of record at the close of business on October 3, 2003, are entitled to notice of and to vote the shares of Class A Common Stock (“common stock”), $.01 par value, held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. On October 3, 2003, there were 33,237,205 shares of common stock outstanding and entitled to vote at the Annual Meeting. The common stock is the Company’s only class of outstanding voting securities and will vote as a single class on all matters to be presented and for each director to be elected at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote on each matter and for each director to be elected.

If the accompanying proxy card is properly signed and returned in the enclosed envelope (applicable to stockholders who have received their proxy materials by mail), or voted via telephone or internet, and not revoked, it will be voted. Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy will vote in favor of Proposal 1, the board of directors’ nominees for directors; will vote in favor of Proposal 2, to amend the 2001 Employee Stock Purchase Plan; will vote in favor of Proposal 3, to approve the amended Compensation Plan for Outside Directors; and will vote in their own discretion as to any other matters that may properly come before the Annual Meeting. You may revoke your proxy at any time before it is exercised by filing a revocation notice or a duly executed proxy to vote your shares bearing a later date with the Secretary of the Company, at 1717 H Street, N.W., Washington, D.C. 20006. If you are a stockholder of record, and you attend the Annual Meeting and vote in person, your vote will supercede any proxy that you previously executed.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding at the close of business on October 3, 2003 will constitute a quorum.

Submitted proxies reflecting broker non-votes or abstentions will be deemed present at the Annual Meeting in determining the presence of a quorum. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter.

A list of stockholders will be available for inspection at least ten days prior to the Annual Meeting at the Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that the number of directors shall be not less than seven, nor more than twenty-five, and give the board of directors the authority to determine the actual number of directors within that range. The board of directors currently consists of fourteen members. Pursuant to its authority under our Amended and Restated Bylaws, the board of directors has set the number of directors at twelve, effective as of the Annual Meeting. In accordance with our Amended and Restated Certificate of Incorporation, the board of directors is divided into three classes, designated Class I, Class II and Class III. There are currently four directors in Class III: Elizabeth M. Caflisch, John Philip S. Orbeta, Gilbert T. Ray and John B. Shoven, whose three-year terms will expire at the 2003 Annual Meeting of Stockholders.

Two Class III directors are to be elected at the Annual Meeting, and each will serve a three-year term until the 2006 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director’s earlier resignation or removal. The board of directors has nominated the two nominees named below for election as directors. The two nominees, Messrs. Ray and Shoven, currently serve on the Company’s board of directors. Inside directors Elizabeth M. Caflisch and John Philip S. Orbeta will not stand for re-election. David P. Marini was a Class III director until he left the Company on September 10, 2003.

Nominees:

Name	Length of Term
Gilbert T. Ray John B. Shoven	Three-year term, expiring at the 2006 Annual Meeting of Stockholders.

Gilbert T. Ray (age 59) has served as a director since 2000. Mr. Ray was a partner of the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades. He has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the boards of HMS Host Company, an airport and travel plaza concession provider, Automobile Club of Southern California, a provider of emergency road and travel services and insurance, three variable annuity funds managed by SunAmerica Asset Management, Sierra Monolithics Inc., a semi-conductor chip company, and Advance Auto Parts Company, a retailer of automotive parts. Mr. Ray is also a trustee of both The John Randolph Haynes and Dora Haynes Foundation and the St. John’s Health Center Foundation.

John B. Shoven (age 56) has served as a director since 2002. He is a member of Stanford University’s Economics Department, where he holds the Charles R. Schwab Professorship, and has been the Director of the Stanford Institute for Economic Policy Research (formerly known as the Center for Economic Policy Research) since 1999. Dr. Shoven has been at Stanford since 1973, serving as Chairman of the Economics Department from 1986 to 1989, as Director of the Center for Economic Policy Research from 1989 to 1993, as Dean of the School of Humanities and Sciences from 1993 to 1998. An expert on tax policy, Dr. Shoven was a consultant for the U.S. Treasury Department from 1975 to 1988. He has authored ten books dealing with pension policy, social security and taxation. Dr. Shoven is a member of the boards of Cadence Design Systems, Inc., American Century Funds, and Palmsources, Inc. Dr. Shoven has a B.A. in Physics from the University of California, San Diego, and a Ph.D. in Economics from Yale University.

The board of directors has nominated the two individuals listed above for election to the board of directors in Class III. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

If any nominee for a directorship is unable to serve as a director at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the board of directors. Management has no reason to believe, at this time, that any of the nominees listed above will be unable to serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the board of directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

The board of directors recommends that you vote FOR each of the two nominees listed above.

The incumbent directors serving in Class I and Class II and their remaining terms are as follows:

Class I:

Names	Length of Term
Maureen E. Cotter R. Michael McCullough Sylvester J. Schieber Edward Manno Shumsky Paul N. Thornton	Three-year term, one year remaining, expiring at the 2004 Annual Meeting of Stockholders.

Maureen E. Cotter (age 43) has served as Vice President and as a director since 2001. She joined the Company in 1994 as a senior consultant, Group and Health Care Practice in Michigan. In 1995, she served as the office practice leader, Group and Health Care in Michigan, and in 1997 became the regional practice leader, Group & Health Care in the Central Region. Since May 2001, she has served as the Global Practice Director, Group and Health Care. Prior to joining Watson Wyatt, Ms. Cotter was a group benefits consultant with William M. Mercer, an employee benefit, human resource consulting firm, and prior to that, was with Blue Cross Blue Shield of Michigan as an underwriter in the insurance industry. Ms. Cotter holds a B.S. in Mathematics from the University of Michigan, and is an Associate of the Society of Actuaries.

R. Michael McCullough (age 64) has served as a director since 1996. Mr. McCullough is the retired Chairman of the management consulting firm of Booz, Allen & Hamilton. He joined Booz, Allen & Hamilton in 1965 as a consultant, was elected a partner in the firm in 1971, became Managing Partner of the firm’s Technology Center and was elected to the position of Chairman in 1984. Mr. McCullough is a member of the board of Capital Auto Real Estate Investment Trust, an automobile property real estate investment trust. Mr. McCullough has a B.S. in Electrical Engineering from the University of Detroit.

Sylvester J. Schieber (age 57) has served as Vice President and as a director since 2001. He has served as Vice President of Watson Wyatt & Company and Director of the Watson Wyatt Research and Information Center (RIC) since 1983, when he joined the Company. Mr. Schieber previously served as a director of Watson Wyatt & Company from 1989 to 1996. From 1994 to 1996, he served on the Advisory Council on Social Security appointed by the Clinton Administration. He is currently serving on the Social Security Advisory Board, to which he was initially appointed in January 1998 by the U.S. Senate Majority Leader at the time, and to which he was recently reappointed for another six-year term. He has authored or co-authored four books on retirement issues, including Fundamentals of Private Pensions (University of Pennsylvania Press) and The Real Deal: The History and Future of Social Security (Yale University Press), and he has co-edited four other volumes on a broad range of human resources issues. Mr. Schieber is a frequent speaker on pension and social security policy issues throughout the world. He has a Ph.D. in Economics from the University of Notre Dame.

Edward Manno Shumsky (age 54) has served as Vice President and as a director since 2001. He joined the Company in 1989 and has served as the managing consultant of its Miami office since 1998. From 1993 to 1997, Mr. Shumsky served as regional director of Marketing and Account Management for the Company’s southeast region based in Atlanta. From 1989 to 1993, he was director of Marketing and Business Development for the Company in its New York office. Prior to joining Watson Wyatt, Mr. Shumsky served as Executive Assistant and Counsel to the CEO of E.F. Hutton. He was also nominated by the White House as a Presidential Exchange Executive and served his exchange year at Merrill Lynch. From 1984 to 1987, Mr. Shumsky was Regional Director of the Federal Trade Commission’s New York Regional Office, where he was responsible for enforcing the antitrust and consumer protection laws of the United States in the New York/New Jersey region. Before that he was Assistant to the Director of the Bureau of Competition at the Federal Trade Commission in Washington, D.C. Mr. Shumsky has an A.B. degree from Muhlenberg College and a J.D. degree from the University of Maryland Law School. He is also a member of the Board of Visitors of the University of Maryland Law School, a member of the Board of Trustees of the Greater Miami Chamber of Commerce, and a member of the board of directors of Goodwill Industries of South Florida.

Paul N. Thornton (age 53) has served as a director since 2000. He joined Watson Wyatt LLP (formerly Watson Wyatt Partners) in 1974, qualified as a Fellow of the Institute of Actuaries in 1975 and became a partner of the firm in 1977. Mr. Thornton has been the Senior Partner of Watson Wyatt LLP since May 2001. He was Chairman of the Pensions Board of the Faculty and Institute of Actuaries in the U.K. from 1994 until 1996, Chairman of the Association of Consulting Actuaries from June 1997 until June 1998 and President of the Institute of Actuaries from July 1998 until July 2000. Mr. Thornton is a member of the Executive Committee of the International Actuarial Association, Chairman of the Committee of the International Actuarial Association dealing with Pensions and Employee Benefits, and a member of the Committee of the International Association of Consulting Actuaries. He holds an honours degree in Mathematics from Oxford University.

Class II	Length of Term
John J. Gabarro John J. Haley Linda D. Rabbitt Gene H. Wickes John C. Wright	Three-year term, two years remaining, expiring at the 2005 Annual Meeting of Stockholders.

John J. Gabarro (age 64) has served as a director since 1999 and was previously a director from 1995 to 1998. Mr. Gabarro has been a professor at the Harvard Business School since 1972. Mr. Gabarro is the UPS Foundation Professor of Human Resource Management and chair of the Advanced Management Program at the Harvard Business School where he has also taught in Harvard’s MBA and Owner-President Management Programs. He has also served as faculty chair of Harvard’s International Senior Management Program and twice as chair of its Organizational Behavior Unit. Mr. Gabarro is a Trustee of Worcester Polytechnic Institute from which he received a B.S. in mechanical engineering. Mr. Gabarro completed his M.B.A. and doctorate and post doctoral work at Harvard before joining its faculty. John J. Haley (age 53) has served as President and Chief Executive Officer since January 1, 1999, Chair of the Board since 2002, and as a director since 1992, and is a member of the Watson Wyatt LLP Partnership Board. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

John J. Haley (age 53) has served as President and Chief Executive Officer since January 1, 1999, Chair of the Board since 2002, and as a director since 1992, and is a member of the Watson Wyatt LLP Partnership Board. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

Linda D. Rabbitt (age 54) has served as a director since 2002 and is the founder and owner of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. As owner and chief executive officer, she is responsible for overall company affairs including client services, business planning, and operational procedures. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982-1985. Ms. Rabbitt is a director of the Greater Washington Board of Trade and served as its Chair in 2002. Ms. Rabbitt also has served as a director of the Economic Club of Washington, D.C., of Leadership Washington, and is a Trustee of the Federal City Council. Ms. Rabbitt has a B.A. from the University of Michigan, Ann Arbor, and an M.A. from George Washington University.

Gene H. Wickes (age 51) has served as a Vice President and as a director since 2002 and has been the West Division’s Retirement Practice Leader since 1997. Mr. Wickes joined Watson Wyatt in 1996 as a senior consultant and consulting actuary. He assists clients with their retirement and executive benefit issues. Prior to joining Watson Wyatt, he spent 18 years with Towers Perrin, a human resources consulting firm, where he assisted organizations with welfare, retirement, and executive benefit issues. Mr. Wickes is a Fellow of the Society of Actuaries and has a B.S. in Mathematics and Economics, an M.S. in Mathematics and an M.S. in Economics from Brigham Young University.

John C. Wright (age 55) has served as a director since 2002 and is a retired partner of the accounting firm Ernst & Young. He was with Ernst & Young for almost thirty years until his retirement in 2000. Mr. Wright has extensive expertise with complex financial accounting and reporting matters, including many years of experience working on matters before the Securities and Exchange Commission and the National Association of Securities Dealers. During the last ten years of Mr. Wright’s career at Ernst & Young, he spent much of his time on international matters. After Ernst & Young, he served briefly as the Chief Financial Officer of Teligent, a telecommunications company, and is now an Executive Vice President at QuadraMed Corporation, a software company. Mr. Wright has a B.S. in accounting from the University of North Carolina.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Exhibit C and is available on the Company’s website located at www.watsonwyatt.com. The Audit Committee’s principal responsibilities, as set forth in its charter, are to assist the board in overseeing the Company’s financial reporting process that is established and implemented by management. The Audit Committee oversees the work of the independent auditors and also reviews information provided by the Company’s internal auditor, independent auditor and management concerning internal accounting procedures and controls. The Audit Committee is currently composed of four independent directors, John J. Gabarro, R. Michael McCullough, Gilbert T. Ray and John C. Wright (Chair), all of whom meet the independence requirements of the New York Stock Exchange’s listing standards. Mr. McCullough was Chair of the Audit Committee during fiscal year 2003 and until the election of Mr. Wright as Chair in August 2003. The board of directors has determined that Mr. Wright is both independent and an audit committee financial expert, as defined by SEC guidelines. The Audit Committee held 15 meetings during fiscal year 2003.

Report of the Audit Committee

Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. The Committee does not independently verify the information that it receives from management and the Company’s independent auditor, and the committee members are not engaged in the practice of accounting or auditing.

The Committee meets regularly with management and the Company’s independent auditor to review the Company’s financial statements, financial press releases, and quarterly and annual SEC filings; to receive the independent auditor’s report of its review of the Company’s interim financial statements and of significant developments in generally accepted accounting principles and financial reporting requirements; to discuss with management and the independent auditors the application of significant accounting policies; and to review with management and the independent auditors the Company’s internal controls and the activities of the Company’s internal auditor.

The Committee meets regularly in executive session, and also meets separately with (1) the independent auditor, (2) the Company’s chief financial officer, and (3) the Company’s internal auditor.

With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2003, the Audit Committee:

1.

Reviewed the Audited Financial Statements included in the Annual Report, including Management’s Discussion and Analysis, with management; including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of judgments and subjective amounts, and the clarity of disclosures in the financial statements.

2.

Discussed with the independent auditors the scope and plan for their audit and the results of their audit; and also reviewed and discussed with management and the independent auditors the audited financial statements, as well as the auditors’ report concerning their examination of the Company’s audited financial statements.

3.	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

4.

Received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and discussed with the auditors their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended June 30, 2003 that was filed with the Securities and Exchange Commission.

Submitted by the Watson Wyatt & Company Holdings Audit Committee:

John C. Wright — Chair
John J. Gabarro
R. Michael McCullough
Gilbert T. Ray

Fees Paid to the Independent Auditor

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Fee Category	2003	2002

Audit Fees (1)	$1,062,357	$821,417
Audit-Related Fees (2)	137,991	83,519
Tax Fees (3)	230,234	439,593

Subtotal	1,430,582	1,344,529
All Other Fees (4)	1,481	—

Total Fees	$1,432,063	$1,344,529

(1)

Audit Fees – consists of fees billed for professional services performed by PricewaterhouseCoopers for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees – includes fees for assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services principally include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees – principally relate to professional services provided by PricewaterhouseCoopers for tax return preparation/review, tax audit assistance and tax advice and planning.

(4)	All Other Fees – represents an annual license fee paid to PricewaterhouseCoopers for access to its online database of financial reporting and accounting literature.

Compensation Committee

The Compensation Committee is comprised of four independent directors and operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website located at www.watsonwyatt.com. It oversees executive compensation policies, including the compensation of the chief executive officer (CEO), and oversees administration of the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the 2000 Long-Term Incentive Plan. The Compensation Committee currently is composed of John J. Gabarro, Linda D. Rabbitt, Gilbert T. Ray (Chair) and John B. Shoven. The Compensation Committee held four meetings during fiscal year 2003.

Executive Committee

The Executive Committee was a committee of the board of directors until November 2002, when it was disbanded. Its responsibilities included involvement at an early stage in any significant change in status of any board member; consultation with the CEO regarding any significant change in the status of the Company’s Regional or Divisional Managers, Practice Directors and other key corporate staff; providing recommendations of nominees for membership on other board committees; and directing the Voluntary Deferred Compensation Plan for Non-Employee Directors. It also approved the schedule of outside director fees recommended by the CEO, which was then approved by the board. The Executive Committee served as the nominating committee with respect to insider director candidates. The Executive Committee was composed of Elizabeth M. Caflisch, John J. Haley, Eric P. Lofgren, Sylvester J. Schieber and Charles P. Wood, Jr. (Chair). The Executive Committee held three meetings during fiscal year 2003 before being disbanded in November 2002.

Nominating and Governance Committee

The Nominating and Governance Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website, located at www.watsonwyatt.com. The Nominating and Governance Committee provides assistance to the board of directors of the Company in fulfilling its responsibilities by identifying individuals qualified to become directors and approving the nomination of candidates for all directorships to be filled by the board of directors or by the stockholders of the Company; identifying directors qualified to serve on the committees established by the board of directors and recommending to the board of directors members for each committee to be filled by the board of directors; developing and recommending to the board of directors a set of corporate governance principles applicable to the Company, including (i) board organization, membership and function, (ii) committee structure and membership and (iii) delegating to the Compensation Committee succession planning for the President and Chief Executive Officer of the Company; and otherwise taking a leadership role in shaping the corporate governance of the Company. At this time, the Nominating and Governance Committee has not determined whether or not it will consider nominees recommended by stockholders. The Nominating and Governance Committee currently is composed of R. Michael McCullough (Chair), Linda D. Rabbitt, John B. Shoven and John C. Wright. The Nominating and Governance Committee held three meetings during fiscal year 2003.

Members of these committees may change after this Annual Meeting.

DIRECTORS’ MEETINGS

The board of directors conducted seven meetings during fiscal year 2003. All directors attended 75% or more of the meetings of the board and the committees on which they served. None of the current directors who are employed by the Company are compensated separately for his or her services as a director or as a member of any committee of the board. The Amended and Restated Bylaws of the Company allow directors who are not active associates to receive compensation. In fiscal year 2003, independent directors of Watson Wyatt were paid a quarterly retainer of $6,250 plus $1,500 per day for board meetings; $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting); $2,000 per day for committee meetings if the independent director chaired that committee ($1,000 if held in conjunction with a board meeting); and $1,000 per day for other meetings. Telephone meetings of less than four hours duration were compensated at 40% of the applicable per day fee.

In fiscal year 2003, the fees paid to independent directors were paid in cash and in shares of Watson Wyatt’s common stock. Watson Wyatt established the Voluntary Deferred Compensation Plan for Non-Employee Directors to enable independent directors who hold 3,000 or more shares of the Company’s common stock, at their election, to defer receipt of any or all of their director’s fees until they are no longer serving as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company concerning the shares of Class A common stock beneficially owned, as of October 3, 2003, by (i) the directors during the last fiscal year and nominees for director of the Company; (ii) the executive officers named in the Summary Compensation Table herein under “Executive Compensation;” and (iii) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the common stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

	Number of Outstanding Shares Beneficially Owned on October 3, 2003
Name of Beneficial Owner (a)	Number and Class		Percent of Class (b)
	Class A	Class A (Options)(c)	Class A
John J. Haley	228,384	9,141	* %
Eric P. Lofgren	226,816	4,800	*
Charles P. Wood, Jr	211,230	4,224	*
Ira T. Kay	76,800	4,608
David B. Friend, M.D. (d)	70,714	3,916	*
Elizabeth M. Caflisch	83,264	2,268	*
Maureen E. Cotter	33,981	1,440	*
John J. Gabarro	16,917	600	*
R. Michael McCullough	15,000	600	*
John Philip S. Orbeta	49,711	1,347	*
Gilbert T. Ray	4,571	200	*
Sylvester J. Schieber	123,240	3,093	*
Edward Manno Shumsky	71,065	2,097	*
Paul N. Thornton (e)	15,707	0	*
Linda D. Rabbitt	1,663	0	*
John B. Shoven	1,526	0	*
Gene H. Wickes	41,304	3,120	*
John C. Wright	1,827	0	*
All directors and executive officers as a group: 26	1,913,075	59,544	5.9%

(a)	Unless noted otherwise, the address for each of the beneficial owners identified in this table is Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006.

(b)	Beneficial ownership of 1% or less of all of the outstanding common stock in each class is indicated with an asterisk (*).

(c)	Options granted under the 2000 Long-Term Incentive Plan that are exercisable on or within 60 days after October 3, 2003.

(d)	Included in the totals for Dr. Friend are the following numbers of shares held in trust for the benefit of family members or by other entities they control: 30,000 class A shares.

(e)	Watson Wyatt LLP, in which Mr. Thornton is a partner, beneficially owns 100,000 shares, which represents less than 1% of the Company’s common stock.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS OF THE COMPANY

Walter W. Bardenwerper (age 52) has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992. Mr. Bardenwerper was a director of Watson Wyatt from 1992 to 1997. He is also President and a director of Professional Consultants Insurance Company and a director of the Association of Management Consulting Firms. Mr. Bardenwerper was previously an attorney with Cadwalader, Wickersham & Taft and Assistant General Counsel and Secretary of Satellite Business Systems. He has a B.A. in Economics from the University of Virginia and a J.D. from the University of Virginia Law School.

Jorge V. Bou (age 61) has served as Vice President since 1998 and Regional Manager (Latin America) since 1994. Prior to joining Watson Wyatt in 1986, Mr. Bou was a Vice President of Martin E. Segal Company, an actuarial and benefits consulting firm, and was previously with the American International Group, an insurance organization. He has been providing consulting services to various clients in Latin America since 1969. Mr. Bou is an Associate of the Society of Actuaries, a member of the American Academy of Actuaries, and an Enrolled Actuary. He has a B.S. in Mathematics from Georgia State University.

Martin J.K. Brown (age 57) has served as Regional Manager (Canada) since September 2001 and as Vice President since November 2001. In May 2001, Mr. Brown was appointed Acting Regional Manager (Canada). Prior to joining the Toronto office of Watson Wyatt in 1983, he was a partner with the benefits consulting firm of Bates, Thouard, Tierney & Brown, which was acquired by Watson Wyatt in 1983. From August 1989 to April 1991, Mr. Brown was with Sobeco, Inc., where he was a director and Senior Partner. Mr. Brown rejoined Watson Wyatt in 1991, serving as Retirement Practice Director in 1995 and then subsequently became Regional Practice Director for the Canadian Retirement and Group & Health Care practices in 1997. Mr. Brown has an honours degree in Mathematics and Statistics from the University of Leeds, England. He is a Fellow of the Institute of Actuaries (England), a Fellow of the Canadian Institute of Actuaries and an Associate of the Society of Actuaries.

John V. Caldarella (age 42) has served as Vice President, Director of Growth and Development since March 2000. In that capacity Mr. Caldarella has overall responsibility for Watson Wyatt’s Account Management, Client Development, Marketing and Communication functions. He joined Watson Wyatt in 1992 as a consultant. In 1997, Mr. Caldarella became the Director of Account Management for the East Region. Prior to that, he was a consultant with a national human resources consulting firm. Mr. Caldarella is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries, and an Enrolled Actuary (retired status). He has a B.S. in Insurance and Real Estate from the Pennsylvania State University.

David B. Friend, M.D. (age 47) has served as Vice President and Divisional Manager (U.S. East) since 1997 and served as a director from 1997 to 2001. He was formerly the Practice Director of Watson Wyatt’s Group and Health Care Practice. Prior to joining Watson Wyatt in 1995, Dr. Friend served on the medical staff at Malden Hospital in Malden, Massachusetts. Prior to attending medical school, Dr. Friend was an Executive Vice President with High Voltage Engineering, a specialty industrial manufacturing conglomerate. Dr. Friend is the author of Healthcare.com: Rx for Reform (St. Lucie Press) and also serves on the Advisory Board of the Schneider Institute for Health Policy at Brandeis University and the Board of Directors of the University of Connecticut School of Medicine and John Dempsey Hospital. He has an A.B. in Economics from Brandeis University, an M.D. from the University of Connecticut and an M.B.A. from The Wharton School of the University of Pennsylvania.

Michael J. Hayes (age 49) has served as Vice President and Divisional Manager (U.S. Central) since 2001, and as managing consultant for the Chicago office since 1999. Prior to joining Watson Wyatt in 1999, Mr. Hayes was a practice leader for retirement benefits consulting with PricewaterhouseCoopers in the Midwest and a partner of the human resources consulting firm Hewitt Associates. Mr. Hayes is a Fellow of the Society of Actuaries and an Enrolled Actuary. He holds a B.A. in Mathematics and Economics from Northwestern University and an M.S. in Actuarial Science from the University of Michigan.

Richard S. Hubbard (age 50) is Global Practice Director, Technology Solutions Practice. Mr. Hubbard has been in this role since September, 2003. Mr. Hubbard joined the company in 1976 as a retirement consultant in the company’s Boston office. He became the Managing Consultant in Columbus in 1993 and became the Managing Consultant for the Ohio offices in 1996. He has also held leadership positions in Watson Wyatt’s Retirement, Technology Solutions and Communication practices. Mr. Hubbard is a graduate of Bowdoin College with a B.S. in mathematics and a B.A. in economics.

Ira T. Kay (age 53) has served as Vice President since 1996. He was appointed Director of the U.S. Compensation Practice in September 2000 and served as a director of the Company from 1996 to 2000. Prior to assuming his current responsibilities, he was North American Practice Director of the Human Capital Group since 1998. Prior to joining Watson Wyatt in 1993, Mr. Kay was a Managing Director and served on the Partnership Management Committee of The Hay Group, a competing human resources consulting firm, and prior to that, he was a Managing Director in the Human Resources Department of the investment banking firm Kidder Peabody. Mr. Kay is the author of CEO Pay and Shareholder Value (St. Lucie Press) and Value at the Top: Solutions to the Executive Compensation Crisis (Harper Collins). He is a co-author (with Dr. Bruce Pfau) of The Human Capital Edge (McGraw-Hill). Mr. Kay has a B.S. in Industrial and Labor Relations from Cornell University and a Ph.D. in Economics from Wayne State University.

Chuly Lee (age 45) has served as Vice President and Regional Manager (Asia-Pacific) since July, 2002. Ms. Lee joined Watson Wyatt in 1993 and worked in the Hong Kong office, developing new business with Korean and other multinational clients in the region. From 1994 to 1999, she was the Managing Director of Watson Wyatt’s Seoul, South Korea office. From September 1999 until her recent appointment, Ms. Lee worked in Watson Wyatt’s New York office as a Regional Practice Director for the International Practice. Prior to joining Watson Wyatt, Ms. Lee worked in London as a consultant and as a university researcher and lecturer from 1984 to 1992. Ms. Lee holds a doctorate in Psychology from the University of London (Institute of Psychiatry, Post Graduate Medical School).

Eric P. Lofgren (age 52) has served as Vice President, Global Director–Benefits Group since 1998 and served as a director from 1998 to 2002. Prior to joining Watson Wyatt in 1989, Mr. Lofgren spent seven years with William M. Mercer, a competing human resources consulting firm, and seven years at The Mutual of New York Insurance Company. Mr. Lofgren is a recognized authority in the areas of retirement plan design, the effects of demographics on benefit systems and asset liability management. He is widely credited with developing the Pension Equity Plan (PEP), one of the three primary families of defined benefit pension design. Mr. Lofgren is a Fellow of the Society of Actuaries. He holds a B.A. in Mathematics from New College in Sarasota, Florida, and studied at the Graduate School of Logic at the University of California at Berkeley.

Carl D. Mautz (age 56) has served as Vice President and Chief Financial Officer since February 1999 and previously served as Controller from 1997 to 1999. Prior to joining Watson Wyatt in 1997, Mr. Mautz served as the Controller for Tactical Defense Systems, Loral Corporation, which merged into defense contractor Lockheed Martin Corporation. From 1990 to 1994, Mr. Mautz held operating and corporate finance positions at the computer firm Unisys Corporation and from 1972 to 1984 was a CPA with the accounting firm of KPMG Peat Marwick. Mr. Mautz has a B.S. and an M.A.S. in Accounting from the University of Illinois.

John Philip S. Orbeta (age 42) has served as Vice President since 1998, as Global Director–Human Capital Group and Practice Director – Human Capital Group (Asia-Pacific) since 1999, and served as a director from 2000 to 2003. From 1991 to 2000, Mr. Orbeta served as managing consultant for Watson Wyatt’s Manila office. Prior to joining Watson Wyatt in April 1986, Mr. Orbeta was a faculty member of the Mathematics Department and director of Computer Education and Services at the Ateneo de Manila University. Mr. Orbeta is a member and Certified Compensation Professional (CCP) of WorldatWork (formerly the American Compensation Association) and is the first practitioner in the Philippines to have earned this designation. He is a member of the American, European, Philippine and Australia/New Zealand Chambers of Commerce in the Philippines and the Personnel Management Association of the Philippines, and is a past President of the Compensation Management Society of the Philippines. Mr. Orbeta has a B.A. in Economics from Ateneo de Manila University in the Philippines.

Charles P. Wood, Jr. (age 59) has served as Vice President since 1998, as Regional Manager (U.S.) since 2001, as Divisional Manager (U.S. West) since 1999, and as a director from 1999 to 2002. Mr. Wood joined Watson Wyatt in 1975 and is a specialist in matters relating to benefits consulting. Mr. Wood, a Fellow of the Society of Actuaries and the Casualty Actuarial Society, has a B.S. in Engineering Science and Mathematics from the U.S. Air Force Academy and an S.M. in Applied Mathematics from Harvard University. Mr. Wood has announced his intention to retire from the Company, effective October 31, 2003.

COMMON STOCK PURCHASE ARRANGEMENTS

Prior to the Company’s IPO in October 2000, Watson Wyatt & Company had a stock purchase plan to encourage ownership of redeemable common stock by associates. The stock purchase plan was terminated upon completion of the IPO. Under the stock purchase plan, Watson Wyatt & Company regularly sold common stock to associates on or about March 1 of each year. The stock purchase plan permitted associates to borrow up to the full amount of the purchase price of the common stock from Watson Wyatt & Company’s lenders, and Watson Wyatt & Company guaranteed repayment of all such loans. The loans provided for full recourse to the individual borrower and were secured by a pledge of the stock purchased. Officers, directors and executive officers had access to this credit facility on the same basis as other associates.

As of October 3, 2003, 865,355 shares of common stock, representing approximately 2.6% of the outstanding shares of common stock, remained pledged to the Company’s lenders to secure loans to stockholders. As of the same date, the aggregate amount of outstanding loans was approximately $929,095. This loan program remains in place to accommodate the amortization of loans in existence at the time of the IPO. No new loans have been extended since the IPO, and no new loans will be extended under this loan program.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to John J. Haley, the President and Chief Executive Officer, and the other four most highly compensated executive officers of the Company.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)(a)	Bonus ($)(b)	Securities Underlying Options (#)	All Other Compensation ($) (c)
John J. Haley	2003	$695,300	$400,000	0	$59,578
President, Chief	2002	680,000	588,500	0	95,614
Executive Officer,	2001	666,250	714,000	15,235	53,055
Chair of the
Board and Director

Eric P. Lofgren	2003	507,500	275,000	0	32,772
Vice President and	2002	500,000	418,000	0	33,231
Global Director,	2001	485,000	375,000	8,000	27,930
Benefits Consulting
Group and Director

Charles P. Wood, Jr.	2003	487,500	275,000	0	27,585
Vice President,	2002	470,000	308,000	0	39,158
Regional Manager	2001	430,000	270,000	7,040	77,989
(U.S.), Divisional
Manager (U.S.
West) and Director

Ira T. Kay	2003	483,750	275,000	0	67,404
Vice President and	2002	480,000	214,500	0	67,371
Director of U.S.	2001	475,000	295,000	7,680	67,989
Compensation
Practice

David B. Friend, M.D.	2003	463,750	220,000	0	39,177
Vice President and	2002	460,000	253,000	0	47,683
Divisional Manager	2001	455,000	300,000	7,360	54,016
(U.S. East)

(a)

No associates in salary bands 5 and above in North America received an annual merit increase on October 1, 2001, the Company’s annual salary adjustment date. The variance between salary in fiscal years 2001 and 2002 is due to the salary adjustment date’s impact on the fiscal year calculation.

(b)	25% of each eligible associate’s fiscal year end bonus for fiscal years 2002 and 2003 was delivered in the form of stock under the 2001 Deferred Stock Unit Plan for Selected Employees.

(c)

“All Other Compensation” consists of the following amounts: (1) Company matching contributions of 50% of the first 6% of total compensation contributed to the Company’s 401(k) plan as a 401(k) salary deferral by the named executive up to the IRS maximum; (2) an additional Company matching contribution to a non-qualified savings plan of 3% of total compensation above the IRS compensation limit of $160,000 for 2000, $170,000 for 2001, and $200,000 for 2002, if individual 401(k) contributions equal the IRS maximum; and (3) payment for the annual cash out of excess unused paid time off, as amended in 1999 (all associates are subject to the same paid time off limits).

	All Other Compensation Components For Fiscal Year 2003
Name	c(1)	c(2)	c(3)	Total
Haley	$6,000	$40,109	$13,469	$59,578
Lofgren	6,000	26,772	0	32,772
Wood	6,500	21,085	0	27,585
Kay	6,000	20,366	41,038	67,404
Friend	5,924	20,734	12,519	39,177

Option Grants in Fiscal Year 2003

Under the 2000 Long-Term Incentive Plan, each associate was granted options in October 2000 (at the time of the IPO) to purchase stock valued at 40% of his or her target bonus amount, subject to a minimum grant of 100 options. The Company’s executive officers and directors were granted options at that time using the same formula. These options will expire after seven years, subject to early termination in specified circumstances, and will vest in five equal annual installments over a period of five years. The Company did not grant any options under the Plan to the named executive officers in fiscal year 2003. The Company does not currently intend to issue further stock options under the 2000 Long-Term Incentive Plan.

Aggregated Option Exercises and Fiscal Year 2003 Year-End Option Values

The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at fiscal year 2003 year-end. The value of unexercised in-the-money options held at fiscal year 2003 year-end represents the pre-tax total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2003 year-end, and is determined by multiplying the number of shares of common stock underlying the options by the difference between $23.18, which was the closing price per share of the Company’s common stock on the New York Stock Exchange on June 30, 2003 (the last trading day of fiscal year 2003), and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option. None of the executive officers named in the Summary Compensation Table exercised options in fiscal year 2003.

			Number of Securities Underlying Unexercised Options As of June 30, 2003 (#)		Value of Unexercised In-the-Money Options as of June 30, 2003 ($)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Haley	0	0	6,094	9,141	$65,084	$97,626
Lofgren	0	0	3,200	4,800	34,176	51,264
Wood	0	0	2,816	4,224	30,075	45,112
Kay	0	0	3,072	4,608	32,809	49,213
Friend	0	0	2,444	4,416	26,102	47,163

Securities Authorized for Issuance Under Equity Compensation Plan Information

Our equity compensation plans include the 2000 Long-term Incentive Plan, which provides for the granting of nonqualified stock options and stock appreciation rights, the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the Compensation Plan for Outside Directors. We grant deferred stock units to our associates in certain salary bands as a part of their annual discretionary compensation and have discontinued the issuance of stock options. All deferred stock units issued to date in connection with the 2001 Deferred Stock Unit Plan were fully vested upon issuance. All of our equity compensation plans were approved by stockholders except for the Compensation Plan for Outside Directors, for which stockholder approval is being sought at the Annual Meeting. For a description of that plan see Proposal No. 3.

The following chart gives aggregate information regarding grants under all of the Company’s equity compensation plans through June 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,342,257	$13.43	4,067,507
Equity compensation plans not approved by stockholders	—	—	37,169
Total	1,342,257	$13.43	4,104,676

In April 2003, the board of directors approved the issuance of an additional 1,500,000 shares under the 2001 Employee Stock Purchase Plan, subject to stockholder approval. In addition, in April 2003, the board of directors approved a plan to purchase an additional 1,150,000 shares of the Company’s common stock for purposes that may include offsetting any potential dilution from shares that may be issued in connection with any of the Company’s stock compensation plans.

DEFINED BENEFIT PLANS

Pension Plan for U.S. Associates. The following table sets forth the estimated annual benefits payable on a single life annuity basis (excluding Social Security) under the Company’s qualified pension plan and non-qualified excess pension plans to a U.S. associate who qualifies for normal retirement in 2003 with the specified average compensation equal to the average of the highest 36 consecutive months of compensation prior to retirement and the specified years of continuous service:

	Annual Benefit Amounts[1]
	Years of Continuous Service
Average Annual Compensation for 36 Consecutive Months with the Highest Average Preceding Retirement[2]	10	15	20	25	30
$ 200,000	$ 40,241	$ 60,362	$ 80,483	$100,603	$100,603
300,000	61,241	91,862	122,483	153,103	153,103
400,000	82,241	123,362	164,483	205,603	205,603
500,000	103,241	154,862	206,483	258,103	258,103
600,000	124,241	186,362	248,483	310,603	310,603
700,000	145,241	217,862	290,483	363,103	363,103
800,000	166,241	249,362	332,483	415,603	415,603
900,000	187,241	280,862	374,483	468,103	468,103
1,000,000	208,241	312,362	416,483	520,603	520,603
1,100,000	229,241	343,862	458,483	573,103	573,103
1,200,000	250,241	375,362	500,483	625,603	625,603
1,300,000	271,241	406,862	542,483	678,103	678,103
1,400,000	292,241	438,362	584,483	730,603	730,603
1,500,000	313,241	469,862	626,483	783,103	783,103
1,600,000	334,241	501,362	668,483	835,603	835,603

1

The annual benefit at normal retirement (age 65) under the qualified plan is equal to 1.7% times the associate’s average compensation for the 36 consecutive months with the highest compensation plus 0.4% times the associate’s average compensation for the 36 consecutive months with the highest compensation that exceeds Social Security Covered Compensation, all times the number of completed years and months of continuous service up to 25 years.

2

As required by Section 415 of the IRC, qualified plan payments may not provide annual benefits exceeding a maximum amount, currently $160,000. For those associates who are covered under the excess plans, amounts above this maximum will be paid under the terms of the excess plans, up to the amounts shown in the table above. Pursuant to Section 401(a)(17) of the IRC, annual compensation in excess of $200,000 cannot be taken into account in determining qualified plan benefits.

17

The following changes were made to the qualified pension plan and non-qualified excess pension plans effective July 1, 2003:

•

The five-year certain and life normal form of payment was changed to a single life annuity. After July 1, 2003, the benefit of an associate will be actuarially reduced if the associate elects the five-year certain and life annuity.

•	The period used to determine average annual compensation was changed from 36 consecutive months to 60 consecutive months.

•	Early retirement upon attainment of age 50 with 10 years of continuous service has been eliminated. Early retirement upon attainment of age 55 with 5 years of continuous service remains in effect.

•

The reduction for early retirement has been changed. An associate’s benefit will be reduced by 8% per year for the first four years and 6% for years in excess of four that the associate’s benefit commences before age 62. Before the change, an associate’s benefit was reduced 5% per year for commencement prior to age 60.

Under a grandfathering rule, all of the plan provisions in effect on June 30, 2003 except for the normal form of payment will remain in effect for five years for associates who were actively employed on this date. Associates who retired or terminated employment on or before June 30, 2003, and associates hired on or after July 1, 2003, are not eligible for the grandfathering.

The years of credited service for the associates named in the Summary Compensation Table as of June 30, 2003 are: Mr. Haley – 26.17 years; Mr. Lofgren – 14.00 years; Mr. Wood – 27.75 years; Mr. Kay – 9.58 years; Dr. Friend — 8.00 years. Benefits are based solely on the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee for fiscal year 2003 were Gilbert T. Ray (Chair), John J. Gabarro, Linda D. Rabbitt and John B. Shoven.

All are independent directors of the Company. No interlocking relationship exists between the Company’s board of directors or our Compensation Committee and any member of any other company’s board of directors or their compensation committee, nor has any interlocking relationship existed in the past.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee was comprised of four members throughout fiscal year 2003. A total of six individuals were members of the Committee at different times during the year. All were independent directors. The Compensation Committee oversees executive compensation policies, including the compensation of the chief executive officer (CEO), the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the 2000 Long-Term Incentive Plan.

Compensation Philosophy

The Company compensation philosophy is applied to all associates, including executive officers. The compensation program takes into consideration the Company’s business strategy and market conditions. Specifically, the compensation program has been designed to:

1.	Attract, motivate and retain associates by providing competitive compensation based on individual and Company performance;

2.	Focus management on maximizing stockholder value;

3.	Provide competitive base compensation, supplemented with variable compensation based on individual achievement of annual and long-term results;

4.	Foster an ownership mentality among associates and reward their focus on long-term objectives;

5.	Compensate associates fairly on a global basis, relative to other associates and the market; and

6.	Provide compensation that reflects the Company’s performance, relative to its key competitors.

The Committee commissioned an external survey of peer group senior executive compensation, including CEOs, in fiscal year 2003. Of the companies surveyed, the differences in size, complexity and organizational structure make direct competitor comparisons difficult. In making its determinations, the Committee relied on publicly available information, the above-mentioned survey and its knowledge of the market for key executives.

Base and Bonus Compensation

For the fiscal year ending June 30, 2003, the compensation of the Company’s executive officers and all other bonus-eligible associates was comprised primarily of two elements: base salary and fiscal year-end bonus.

The Company’s compensation program establishes target bonuses for all bonus-eligible associates, based on their band level and base salary. Funding for the bonus pool is based on the Company’s fiscal year-end net operating income and may be greater than or less than total target bonuses. Individual bonus awards are at each manager’s discretion and are based on the manager’s assessment of the associate’s achievement of stated goals and support of Company values.

With respect to base compensation for the CEO’s direct reports, the decisions were based on each associate’s experience, competencies, expected level of responsibility in the coming year, external market value and internal equity. The CEO’s decisions with respect to bonus compensation for such reports were based on the Company’s overall financial performance, business unit financial performance and individual achievement of other business objectives.

Base and bonus compensation for the Company’s executives who report to the CEO was determined by the CEO. The Committee reviewed the CEO’s determinations concerning base and bonus compensation for his direct reports.

Stock Programs

The Company’s long-term compensation plans are designed to recognize the individual’s past, present and potential future contributions. The Company believes that stock ownership aligns associate financial interest with those of other stockholders and the Company.

Stock Options

In connection with the IPO in October 2000, the Company implemented the 2000 Long-Term Incentive Plan, under which it may grant stock options. In October 2000, executive officers and other eligible associates were granted options to purchase the Company’s common stock pursuant to this plan, based on a formula related to their target bonus amounts. There were no grants of options under the plan in fiscal year 2003, and the Company does not currently intend to issue any further stock options under the 2000 Long-Term Incentive Plan.

Stock Purchase Plan

The Company continued the 2001 Employee Stock Purchase Plan during fiscal 2003. The Employee Stock Purchase Plan is available to all associates, and approximately 32% of eligible Company associates currently participate in this plan.

Deferred Stock Unit Plan

In September 2002, the Company issued its first grants under its 2001 Deferred Stock Unit Plan for Selected Employees. Under this Plan, associates of the Company in bands 5 and above are granted deferred stock units in lieu of 25% of their discretionary bonus.

Compensation of the Chief Executive Officer

In addition to the specific factors listed below, quantitative and qualitative factors mentioned in the Base and Bonus Compensation section are also taken into consideration in assessing the performance of the CEO.

During fiscal year 2003, Mr. Haley’s base salary was $700,400, an increase of $20,400, or 3%, from his fiscal year 2002 base salary of $680,000.

Mr. Haley’s fiscal year 2003 bonus was approved by the board of directors based on the recommendation of the Compensation Committee. The Committee recommended, and the board approved, a bonus equal to 65% of Mr. Haley’s target bonus. His target bonus was 87.5% of his base compensation. Following are some of the factors that were taken into account:

1.	Success in the Company meeting established financial goals;

2.	Leadership in representing the Company with the investment community;

3.	Successful promotion of continuous quality improvements and effective risk management;

4.	Actions taken to strengthen operations of the Company in Asia Pacific, Canada and Latin America;

5.	Development of succession plans for leadership teams and key client service teams;

6.	Progress in implementing a diversity program throughout the Company;

7.	Actions taken to ensure that the senior management team is organized and operating effectively; and

8.	Relativity to the average bonus compensation level of the Company’s associates.

Deductibility of Executive Compensation

In order to maximize the deductibility for federal income tax purposes of compensation paid to executive officers, the Company has a Senior Officers Deferred Compensation Plan that requires deferral of compensation in excess of $1.0 million that would otherwise be payable to the CEO and the four other highest compensated executive officers.

Submitted by the Watson Wyatt & Company Holdings Compensation Committee:

Gilbert T. Ray — Chair
John J. Gabarro
Linda D. Rabbitt
John B. Shoven

STOCKHOLDER RETURN GRAPH

The graph below depicts total cumulative stockholder return on $100 invested on July 1, 1998 in (1) Watson Wyatt & Company Holdings common stock, (2) an independently-compiled, industry peer group index comprised of the common stock of all publicly-traded companies within the management consulting services standard industrial classification code, and (3) the New York Stock Exchange Broad Market Index. The graph assumes reinvestment of dividends.

An independently-compiled, industry peer group index was utilized because financial information on the Company’s most direct competitors is not publicly available.

Comparative 5-Year Cumulative Total Stock Return
Among Watson Wyatt Common Stock, Peer Group Index,
and New York Stock Exchange Broad Market Index

$1,000
$950
$900
$850
$800
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
Dollars
1998
1999
2000
2001
2002
2003
Date
Watson Wyatt Common Stock
Peer Group Index
NYSE Broad Market Index

	1998	1999	2000	2001	2002	2003
Watson Wyatt & Company Holdings Common Stock (a)	100.00	110.41	128.93	772.89	800.66	766.28
Peer Group Index (b)	100.00	70.17	75.05	52.10	44.50	42.41
NYSE Broad Market Index	100.00	113.67	112.88	110.63	96.20	96.20

(a) Prior to its initial public offering in fiscal year 2001, the price of Watson Wyatt’s common stock was determined by a formula based on book value.

(b) Companies included in the independently-compiled industry peer group index: Accenture Ltd.; Access Worldwide Communications Inc.; ARC Communications Inc.; Bearingpoint Inc.; Brandpartners Group Inc.; Comforce Corporation; Corporate Executive Board Company; Diamondcluster International Inc.; Education Lending Group; Exponent Inc.; Exult Inc.; First Consulting Group Inc.; FTI Consulting Inc.; Global Business Markets; Harris Interactive Inc.; Heidrick & Struggle International; Hewitt Associates Inc.; I-Trax.com Inc; Lehman T H & Co Inc.; Management Network Group Inc.; New Century Equity Holdings Corp.; Nextera Enterprises Inc.; On-Site Sourcing Inc; Orthodontix Inc.; Point Group Holdings Inc.; PracticeWorks Inc.; Provant Inc.; Resources Connection Inc.; Right Management Consultants Inc.; Roaming Messenger Inc.; SM&A; Stonepath Group Inc.; Superior Consultant Holdings Corporation; Synergy 2000 Inc.; Thomas Group Inc.; Ventiv Health Inc.; and Watson Wyatt & Company Holdings. Four additions to the peer group since last year are Point Group Holdings, Accenture, Access Worldwide and Global Business Markets, each of which was determined to conduct a significant amount of business categorized under SIC code 8742 (“management consulting services”). Donini, Inc. was removed since it was de-listed from the New York Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 1995, Watson Wyatt & Company transferred its United Kingdom operations to R. Watson & Sons, subsequently renamed Watson Wyatt LLP, and received a beneficial interest and a 10% interest in a defined profit pool of the partnership. Watson Wyatt & Company also transferred its Continental European operations to a newly-formed holding company owned by a subsidiary of Watson Wyatt & Company and Watson Wyatt LLP in exchange for 50.1% of its shares. Effective July 1, 1998, Watson Wyatt & Company sold one-half of its investment in the holding company to Watson Wyatt LLP. Mr. Paul N. Thornton, Senior Partner of Watson Wyatt LLP, is currently a member of the Company’s board of directors. Mr. Haley is a member of the Watson Wyatt LLP Partnership Board. Watson Wyatt LLP and Watson Wyatt & Company provide various services to and on behalf of each other in the ordinary course of business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, among others, to file with the SEC and the New York Stock Exchange, initial reports of ownership and reports of changes in ownership of the Company’s common stock. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files those reports with the SEC on their behalf.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that, except as described below, all of its executive officers and directors filed required reports on a timely basis under Section 16(a). The following reports were inadvertently filed late due to an error by the Company’s administrative staff: (1) Mr. Marini on a sale of shares; (2) Messrs. Gabarro, Shoven and Wright and Ms. Rabbitt on accrued payments under the Compensation Plan for Outside Directors.

PROPOSAL NO. 2:
PROPOSAL TO APPROVE THE AMENDMENT OF
THE WATSON WYATT & COMPANY HOLDINGS
2001 EMPLOYEE STOCK PURCHASE PLAN

In August 2001, the board of directors adopted the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”), which subsequently was approved by the stockholders in November 2001. The ESPP is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock. If approved, 1,500,000 additional shares of common stock will be authorized and reserved for issuance under the ESPP. The Board has approved, and hereby submits to the stockholders for approval, amendments to the ESPP. As of October 3, 2003, 184,282 shares of the 750,000 shares originally authorized remain available for issuance under the ESPP. The following is a summary description of the ESPP and is qualified in its entirety by reference to the full text of the ESPP, which is set forth as Exhibit A to this proxy statement.

Administration

The administration of the ESPP is overseen by the Compensation Committee of the board of directors. The committee has full power to interpret the ESPP and, subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the committee are final and binding on all participants.

Eligibility

All associates of the Company (including officers and directors), who work more than twenty hours per week and more than five months in any calendar year (unless otherwise required by local law), and who commenced employment with the Company on or before the first day of the applicable Offering Period (as defined below), will be eligible to participate in the ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary. Further, no employee’s right to purchase common stock under the ESPP may accrue at a rate which exceeds $25,000 per year of the fair market value of stock, or $6,250 for each Offering Period of the fair market value of stock. Approximately 3,988 employees currently would be eligible to participate in the ESPP.

Offerings Under the ESPP

Eligible employees of the Company may elect to participate in the ESPP by giving notice to the Company and instructing the Company to withhold a specified percentage of the employee’s salary during four successive three-month periods. Generally, the four periods run from February 1 to April 30, May 1 to July 31, August 1 to October 31, and November 1 to January 31, and each period is referred to as an “Offering Period”. An eligible employee may authorize a salary deduction of any whole percentage, up to ten percent (10%), of his base, straight-time, gross earnings. An employee’s salary deductions may be reduced to zero, without his or her consent, at any time during an Offering Period, to comply with the limitations contained in the ESPP or under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purchase Price and Shares Purchased

On the last business day of an Offering Period, the withheld salary will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on either the first day or the last day of the Offering Period, whichever price is less (the “Purchase Price”). For this purpose, fair market value is the closing sales price reported on the New York Stock Exchange or, in the absence of reported sales on the relevant date, the closing sales price on the immediately preceding date on which sales were reported. If, on the last day of an Offering Period, the number of shares of common stock to be purchased by all participants exceeds the number of shares available for purchase during the Offering Period, the Company will make a pro rata allocation of the shares remaining available for purchase. As of October 3, 2003, the closing price on the New York Stock Exchange for a share of Company common stock was $23.45.

Withdrawal/Termination of Participation

Shares will be purchased automatically on the last day of the Offering Period for a participating employee who remains an eligible participant. Participation ends automatically upon an employee’s termination of employment with the Company for any reason, including retirement or death. During any Offering Period, an employee may withdraw from participation in the ESPP at any time prior to five business days before the end of any Offering Period, or may once during the Offering Period decrease the rate of salary deductions. Upon a participant’s termination or withdrawal from the ESPP, all accumulated payroll deductions for the participant made prior to termination, are returned, without interest, and no shares are purchased for that employee’s account.

Shares Subject to the ESPP

The maximum number of shares of common stock which may be purchased by employees under the ESPP, if approved, will be 2,250,000 shares (of which 565,718 have already been issued pursuant to the ESPP), subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market.

Amendment and Termination of the ESPP

The ESPP may be amended or terminated by the board of directors in any respect, except that no amendment shall be effective without stockholder approval if the amendment would increase the aggregate the number of shares of common stock which may be issued under the ESPP, and no termination, modification or amendment of the ESPP may, with respect to the Offering Period in which the termination, modification or amendment occurs, adversely affect the rights of an employee then participating in the ESPP without the employee’s consent.

Federal Income Tax Consequences

The following general summary describes the typical U.S. federal income tax consequences of the ESPP based upon provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the ESPP, and does not discuss gift or estate taxes or the income tax laws of any municipality, state, or foreign country.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. An employee will not recognize income upon electing to participate in the ESPP or upon purchasing shares under the ESPP. If the employee does not dispose of shares for at least two years from the beginning of the Offering Period in which the shares were purchased, or in the event of his or her death (whenever occurring), the employee will realize ordinary income upon the disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over their Purchase Price, or (ii) the excess of the fair market value of the shares on the first day of the Offering Period over their Purchase Price. Any additional gain will be taxed as long-term capital gain. If the fair market value of the shares at the time of their disposition is below the Purchase Price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP, unless there is a “disqualifying” disposition, as described in the next paragraph.

If shares purchased under the ESPP are sold by an employee within two years after the beginning of the Offering Period in which the shares were purchased, then that sale constitutes a “disqualifying” disposition in which the employee will realize (1) ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the Offering Period) over the Purchase Price, and (2) a capital gain or loss equal to the difference between (i) the amount received for the shares and (ii) the sum of the Purchase Price and the amount of ordinary income recognized. If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction. To the extent required under the Code and Internal Revenue Service guidance, the Company will withhold income and employment taxes with respect to purchases and dispositions of shares under the ESPP.

New Plan Benefits

Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Vote Required

The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 2.

The board of directors recommends that stockholders vote FOR Proposal No. 2 to approve the amendment of the 2001 Employee Stock Purchase Plan.

PROPOSAL NO. 3:
PROPOSAL TO APPROVE THE AMENDED
WATSON WYATT & COMPANY HOLDINGS
COMPENSATION PLAN FOR OUTSIDE DIRECTORS

The Amended and Restated Bylaws of the Company allow directors who are not active associates (“outside directors”) to receive compensation.

Under the compensation plan in effect through fiscal year 2003, outside directors of the Company were paid a quarterly retainer of $6,250 plus $1,500 per day for board meetings; $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting); $2,000 per day for committee meetings if the outside director chaired that committee ($1,000 if held in conjunction with a board meeting); and $1,000 per day for other meetings. Telephone meetings of less than four hours duration were compensated at 40% of the applicable per day fee. The plan also required that outside directors satisfy a stock ownership requirement to own a minimum of 3,000 shares of the Company’s common stock. Under the plan, outside directors may elect for fees paid to them to be paid in cash and shares of Watson Wyatt’s common stock, until such time as the director satisfies the stock ownership requirement. To date, shares distributed under the plan have been issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market.

In August 2003, the board of directors approved amendments to the Compensation Plan for Outside Directors (the “Plan”). Consistent with New York Stock Exchange (“NYSE”) rules relating to equity compensation plans, the Company is submitting the Plan as amended for stockholder approval. Under the Plan as amended, outside directors of the Company would be paid a quarterly retainer of $11,250 plus $1,500 per day for board meetings; $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting); $2,000 per day for committee meetings if the outside director chaired that committee ($1,000 if held in conjunction with a board meeting); and $1,000 per day for other meetings. Telephone meetings of less than four hours duration are compensated at 40% of the applicable per day fee, and telephone meetings of the Audit Committee are compensated at $1,000 per telephone meeting. Outside directors also will receive a Watson Wyatt common stock grant of 1,000 shares per year. The Plan requires that, within five years, outside directors own and hold a minimum of 5,000 shares of the Company’s common stock while serving as a director. Under the Plan, outside directors may elect for fees paid to them to be paid in cash and in shares of Watson Wyatt common stock, until such time as the director satisfies the stock ownership requirement.

The maximum number of shares that may be issued under the Plan after the date of the Annual Meeting is 50,000, subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market. The Plan may be amended from time to time by the board of directors, except that any such amendment is subject to stockholder approval to the extent required under NYSE rules. Currently, NYSE rules require only that any material revision to that portion of the Plan that constitutes an “equity compensation plan” be approved by stockholders. As of October 3, 2002, there are six outside directors eligible to participate in the Plan.

The full text of the Plan is set forth as Exhibit B to this proxy statement and the foregoing description is qualified by reference to the actual terms of the Plan.

Vote Required

The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 3.

The board of directors recommends that stockholders vote FOR Proposal No. 3 to approve the amended Compensation Plan for Outside Directors.

MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

The cost of soliciting proxies will be borne by the Company. Officers and regular associates of the Company may, but without compensation other than their regular compensation, solicit proxies by additional mailings, personal conversations, telephone, facsimile, or electronically. We have hired InvestorCom, Inc. a proxy solicitation firm, to assist us in soliciting proxies for a fee of $6,000 plus reasonable expenses. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company’s common stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing and tabulating the proxies.

Management knows of no other matter that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the proxies named on the enclosed proxy will vote in accordance with their judgment upon such matter. Individual proxies will be counted by ADP Investor Communication Services in an effort to ensure the confidentiality and anonymity of each stockholder’s votes. Whether or not you expect to be present at the meeting, you are urged to vote your proxy, by telephone, internet, or if you have received your proxy materials by mail, to sign, date and promptly mail in your proxy.

Management will conduct a question and answer session following the formal business of the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Annual Meeting. However, if a representative of PricewaterhouseCoopers LLP does attend the Annual Meeting, he or she will have an opportunity to make a statement if he or she desires to do so. Also, if such representative chooses to attend the Annual Meeting, he or she will be expected to be available to respond to appropriate questions.

“HOUSEHOLDING” PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write the Corporate Secretary at the following address: Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006. If you would like to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

STOCKHOLDER PROPOSALS

Any stockholder wishing to present a proposal to be included in the proxy statement for the 2004 Annual Meeting of the Company, currently expected to be held on or about November 15, 2004, may submit such proposal in writing to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006. Such proposals must be received no later than June 19, 2004.

Alternatively, stockholders of record may introduce certain types of proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to the board of directors. Under the Company’s Amended and Restated Bylaws, unless the date of the 2004 Annual Meeting of stockholders is advanced by more than 40 days or delayed by more than 40 days from the anniversary of the 2003 Annual Meeting, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company no later than the close of business on July 20, 2004. In addition, stockholders wishing to make such proposals or nominations must satisfy other requirements set forth in the Company’s Amended and Restated Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

ANNUAL REPORT

A copy of the Annual Report of the Company containing financial statements for the fiscal year ended June 30, 2003 accompanies this proxy statement. A copy of the Company’s Annual Report on Form 10-K is available without charge upon request to the Company. Requests may be made to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006.

By order of the Board of Directors

Walter W. Bardenwerper
Vice President, General Counsel and Secretary

Washington, D.C.
October 17, 2003

EXHIBIT A

WATSON WYATT & COMPANY HOLDINGS
2001 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

     Section 1.1 Purpose. The purpose of the Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Watson Wyatt & Company Holdings (the “Company”) with an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”) through accumulated payroll deductions.

     Section 1.2 Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 of the United States of America, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ARTICLE II

DEFINITIONS

     Section 2.1 “Board” means the Board of Directors of the Company.

     Section 2.2 “Compensation” means all base, straight-time, gross earnings exclusive of payments for overtime, incentive compensation, incentive payment, bonuses and other compensation.

     Section 2.3 “Committee” means the individuals described in Article XI.

     Section 2.4 “Designated Subsidiary” means any Subsidiary which has been designated by the Board to be eligible to participate in the Plan.

     Section 2.5 “Employee” means any individual who (i) is customarily employed by the Company or a Designated Subsidiary on a full-time or part-time basis and (ii) is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year, provided that clause (ii) shall not apply in any jurisdiction where it is unlawful to condition benefits upon minimum hours or period of employment. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or another leave of absence approved by the Company or the Designated Subsidiary. Where the period of leave exceeds 90 days and the individual’s right to employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     Section 2.6 “Effective Date” means February 1, 2002, subject to the provisions of Section 12.7 hereof.

     Section 2.7 “Enrollment Date” means the first Offering Period Commencement Date on which the Employee shall have satisfied the eligibility requirements of Article III of this Plan.

     Section 2.8 “Exercise Date” means the last day of each Offering Period.

     Section 2.9 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

     (a) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales price on such date, the closing sales price on the immediately preceding date on which sales were reported,

     (b) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the high bid and low offered prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) for such date, or

     (c) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

     Section 2.10 “Offering Period” means each quarter described in Section 4.2 during which an option granted under Section 6.1 of this Plan may be exercised.

     Section 2.11 “Offering Period Commencement Date” means the first day of the applicable Offering Period.

     Section 2.12 “Option Price” means the amount described in Section 6.2 of the Plan.

     Section 2.13 “Participant” means an Employee who has satisfied the eligibility requirements of Article III of this Plan and has elected to participate in this Plan pursuant to Section 3.3.

     Section 2.14 “Plan Administrator” means the person designated by the Committee pursuant to Section 11.1(b) hereof to take certain administrative actions under the Plan.

     Section 2.15 “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

     Section 3.1 Eligibility.

     (a) Subject to the provisions of Section 3.2, an Employee will be eligible to participate in this Plan on any Enrollment Date occurring on or after the date on which such Employee has commenced employment with the Company or a Designated Subsidiary.

     (b) Each Employee who becomes eligible to participate in this Plan shall be furnished with a summary of the Plan and written enrollment materials. All shares of Common Stock purchased under this Plan that are held in an individual brokerage account shall be subject to, and governed by, the terms and conditions of the applicable individual brokerage account agreement.

     Section 3.2 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be eligible to participate in the Plan and receive an option to purchase shares of Common Stock hereunder:

     (a) to the extent that, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock amounting to 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

     (b) to the extent that, immediately after the grant, the Employee would have an option which permits his or her rights to purchase Common Stock under this Plan (and all other “employee stock purchase plans” within the meaning of Section 423 of the Code maintained by the Company and its Subsidiaries) to accrue at a rate which exceeds (i) twenty-five thousand dollars ($25,000) of the Fair Market Value of the Company’s Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (ii) six thousand two hundred and fifty dollars ($6,250) of the Fair Market Value of the Company’s Common Stock (determined at the time such option is granted) for each Offering Period in which such option is outstanding at any time.

     Section 3.3 Commencement of Participation.

     (a) An Employee may become a Participant by completing a written authorization for payroll deductions on the form provided by the Committee and filing the completed form with the Plan Administrator prior to the applicable Enrollment Date and in such time and manner as the Committee shall prescribe.

     (b) Payroll deductions for a Participant shall commence on the first day of the first full payroll period following the Participant’s Enrollment Date and shall end on the last day of the payroll period ending within the Offering Period to which the authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or as reduced by the Plan Administrator as described in Section 5.4.

ARTICLE IV

STOCK SUBJECT TO THE PLAN AND OFFERINGS

     Section 4.1 Stock Subject to the Plan.

     (a) Subject to the provisions of Section 12.4 of the Plan, the aggregate number of shares of Common Stock that may be issued or delivered pursuant to the Plan shall not exceed 2,250,000 shares. These shares may be authorized but unissued shares of Common Stock, issued shares held in or acquired for the Company’s treasury or shares reacquired by the Company upon purchase in the open market. Any shares which have been made available for sale during a calendar year or during an Offering Period but remain unissued or undelivered as of the end of such year or Offering Period shall remain available for issuance or delivery under this Plan.

     (b) If, on any Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares available for purchase during the Offering Period, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and in accordance with the requirements of Section 423 of the Code.

     Section 4.2 Offering Periods. Shares of Common Stock will be available for purchase during each of the four Offering Periods to be held during each calendar year that the Plan is in effect. Except as provided in Section 12.4(b), the first Offering Period will begin on February 1st and end on April 30th; the second Offering Period will begin on May 1st and end on July 31st; the third Offering Period will begin on August 1st and end on October 31st; and the fourth Offering Period will begin on November 1st and end on January 31st.

ARTICLE V

PAYROLL DEDUCTIONS

     Section 5.1 Amount of Deduction. The form described in Section 3.3 will permit a Participant to elect to have payroll deductions made in whole percentages of up to 10% of the Participant’s Compensation for each payroll period in an Offering Period.

     Section 5.2 Participant’s Memorandum Account. All payroll deductions made for a Participant shall be credited to a memorandum account established for such Participant for purposes of recording, as a bookkeeping entry, the payroll deductions made by the Participant under this Plan. A Participant may not make any separate cash payment with respect to such memorandum account.

     Section 5.3 Changes in Payroll Deductions. During any Offering Period, a Participant may discontinue his participation in this Plan for that Offering Period as provided in Section 8.1 hereof or, not more than once during any Offering Period, he or she may decrease the rate of his payroll deductions during that Offering Period by completing and filing with the Plan Administrator a new payroll deduction authorization form specifying the new payroll deduction rate. The new payroll deduction authorization election shall become effective as of the first day of the first full payroll period immediately following five (5) business days after the Plan Administrator’s receipt of the new payroll deduction authorization form.

     Section 5.4 Certain Adjustments to Payroll Deduction Authorizations.

     (a) To the extent necessary to comply with (i) the limitations contained in the Plan on the number of shares available to any Participant and (ii) Section 423(b)(8) of the Code, a Participant’s payroll deductions may be reduced to zero percent (0%) by the Plan Administrator without the Participant’s consent, at any time during an Offering Period.

     (b) In the event that a Participant’s payroll deductions are reduced pursuant to Section 5.4(a) above, payroll deductions shall recommence for such Participant at the rate specified in the Participant’s payroll deduction authorization form then on file with the Plan Administrator effective as of the beginning of the first Offering Period which is scheduled to end in the immediately succeeding calendar year, unless the payroll deduction authorization election is terminated by the Participant, as provided in Section 8.1 hereof.

ARTICLE VI

GRANTING OF OPTION

     Section 6.1 Maximum Number of Option Shares. On each Offering Period Commencement Date, each Participant in the Plan shall be granted an option to purchase on the Exercise Date for such Offering Period at the applicable Option Price up to the number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and credited to the Participant’s memorandum account as of such Exercise Date by the applicable Option Price; provided, however, that such option shall also be subject to the limitations contained in Sections 3.2 and 8.1 of the Plan.

     Section 6.2 Option Price. The Option Price for shares of Common Stock to be purchased with accumulated payroll deductions during any Offering Period shall be the lower of 85% of the Fair Market Value of the Common Stock on the applicable (a) Offering Period Commencement Date, or (b) Exercise Date.

ARTICLE VII

EXERCISE OF OPTION

     Section 7.1 Automatic Exercise. Unless the Participant withdraws from the Plan as provided in Section 8.1 hereof, the option granted to the Participant pursuant to Section 6.1 of the Plan during the applicable Offering Period shall be exercised automatically on the applicable Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant’s memorandum account at such time will purchase at the applicable Option Price; provided, however, that in no event shall the accumulated payroll deductions credited to the Participant’s memorandum account as of the Exercise Date be used to purchase shares of Common Stock that exceed the maximum number of shares available for purchase after the application of Section 4.1(b). Any amounts remaining to the credit of such Participant in the memorandum account following an applicable Exercise Date as a result of the application of Section 4.1(b) shall be promptly refunded to the Participant, without interest.

     Section 7.2 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to Section 8.1, will be held for the purchase of Common Stock in the next immediately succeeding Offering Period, without interest.

     Section 7.3 Exercise of Options. An option granted to a Participant under this Plan may be exercised only during the Participant’s lifetime and only by such Participant.

     Section 7.4 Delivery of Stock. As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange for the delivery to each Participant, as appropriate, of the shares of Common Stock purchased in the Offering Period upon the exercise of such Participant’s option hereunder. At the Company’s election, this delivery may occur through a transfer agent or brokerage account established for this purpose, and the Company may require as a condition to participation in the Plan that each Participant establish an account with a brokerage firm selected by the Company.

     Section 7.5 Stock Transfer Restrictions.

     (a) Shares of Common Stock acquired pursuant to the Plan may not be disposed of by the Participant for at least 3 months following the Exercise Date.

     (b) The Plan is intended to satisfy the requirements of Section 423 of the Code. A Participant will not obtain the benefits of this provision if such Participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years after the Offering Period Commencement Date or within one (1) year after the date such Common Stock is purchased by the Participant on the applicable Exercise Date, whichever is later.

     Section 7.6 Taxes. At the time an option granted under this Plan is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued under the Plan are disposed of, the Participant shall be required to make adequate provision for the satisfaction of all federal, state, or other tax withholding obligations which arise upon the exercise of the option or the disposition of the Common Stock, as applicable.

ARTICLE VIII

WITHDRAWAL

     Section 8.1 In General. A Participant may withdraw all, but not less than all, of the payroll deductions credited to his memorandum account that have not yet been used to exercise his option under the Plan at least five (5) business days before the end of the Offering Period by giving written notice to the Plan Administrator. All of the payroll deductions credited to the Participant’s memorandum account shall be paid to such Participant promptly after the Plan Administrator’s receipt of such notice of withdrawal, without interest, and the Participant’s option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made on behalf of such Participant for such Offering Period. If a Participant withdraws from the Plan during an Offering Period, payroll deductions shall not resume at the beginning of the next immediately succeeding Offering Period unless the Participant files a new payroll deduction authorization form with the Plan Administrator prior to the applicable Offering Period Commencement Date and in such time and manner as the Committee shall prescribe.

     Section 8.2 Effect on Subsequent Participation. An Employee’s withdrawal from participation in the Plan pursuant to Section 8.1 hereof will not have any effect upon the Employee’s eligibility to participate in the Plan during any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Employee is otherwise eligible; provided, however, in order to resume participation in this Plan, the Employee must satisfy the requirements of Article III.

     Section 8.3 Termination of Employment. Upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant shall be deemed to have withdrawn from the Plan and the payroll deductions that have accumulated for such Participant prior to such termination, if any, shall be promptly returned, without interest, to the Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 12.1 hereof, and such Participant’s option shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for the Participant with respect to such Offering Period.

ARTICLE IX

INTEREST

     Section 9.1 Payment of Interest. No interest will accrue or be paid or allowed on any money paid into the Plan, credited to the memorandum account, or distributed to a Participant.

ARTICLE X

STOCK

     Section 10.1 Participant’s Interest in Option Stock. No Participant will have any interest in shares of Common Stock covered by any option held by the Participant until the Common Stock has been delivered as provided in Section 7.4 above.

     Section 10.2 Registration of Stock. Shares of Common Stock purchased by a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Plan Administrator prior to the applicable Exercise Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law, provided that such designation is not treated as a disposition under the Code.

     Section 10.3 Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

     (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to said shares shall be effective; or

     (b) the Participant shall have represented at the time of exercise, in form and substance satisfactory to the Company, that he or she is an “accredited investor” as defined in applicable rules under the Securities Act and that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI

ADMINISTRATION

     Section 11.1 Administration.

     (a) The Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of two or more directors who are “non-employee directors”, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. Any vacancy on the Committee, whether due to action of the Board of Directors or due to any other cause, may be filled, and shall be filled if required to maintain a Committee of at least two such persons, by resolution adopted by the Board of Directors.

     (b) Subject to the provisions of the Plan and the specific duties delegated by the Board to the Committee, the Committee may delegate, to the any executive or other delegate of the Company (any such person, a “Plan Administrator”), the following authority:

     (i) to determine the Fair Market Value of Common Stock in accordance with Section 2.9 and the option price in accordance with Section 6.2 of the Plan;

     (ii) to determine whether and to what extent options are granted;

     (iii) to approve forms of agreement for use under the Plan;

     (iv) to construe and interpret the terms of the Plan;

     (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

     (vi) to make all other determinations deemed necessary or advisable for administering the Plan.

     Section 11.2 Procedures. The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. A majority of the whole Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee.

     Section 11.3 Interpretation. The Committee shall have full power and authority to interpret the provisions of the Plan and any agreement evidencing options granted under the Plan, to administer the Plan in all jurisdictions in which the Plan is effective or where there are Participants who are participating in the Plan, to determine how and as of what date any currencies other than United States dollars will be converted into United States Dollars, and to determine any and all questions arising under the Plan. The Committee’s decisions shall be final and binding on all Participants in or other persons claiming under the Plan.

     Section 11.4 Indemnity. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

ARTICLE XII

MISCELLANEOUS

     Section 12.1 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive the shares and cash, if any, credited to the Participant’s memorandum account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to the delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash that has been credited to the Participant’s memorandum account under the Plan in the event of the Participant’s death prior to the exercise of the option; provided, however, in no event shall such beneficiary be entitled to authorize the exercise of such option. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s memorandum account to the executor or administrator of the estate of the Participant.

     Section 12.2 Non-Transferability. Neither payroll deductions credited to any Participant’s memorandum account nor any option or rights with regard to the exercise of an option or the right to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company, or Designated Subsidiary, may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.1.

     Section 12.3 Use of Funds. All payroll deductions received or held by the Company or Designated Subsidiary, under the Plan may be used by the Company or the Designated Subsidiary for any corporate purpose. The Company or Designated Subsidiary shall not be obligated to segregate such payroll deductions. At all times prior to an Exercise Date, Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor.

     Section 12.4 Changes in Capitalization.

     (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Option Price or Prices applicable to such outstanding options and in the number and/or kind of shares which may be offered in the Offering Periods described in Section 4.2. No such adjustments shall be made for dividends payable in cash.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives only as a wholly owned subsidiary, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the Committee shall provide either (i) that notwithstanding anything to the contrary in Section 4.2, the Offering Period that last commenced prior to the effective date of such transaction will end, and the Exercise Date for such Offering Period will occur, either on the last business day or such earlier date as determined in the sole discretion of the Committee before the effective date of such transaction, or (ii) that the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4(b) shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

     Section 12.5 Governmental Regulation. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock. In this regard, the Committee may, in its discretion, require as a condition to the exercise of any option that a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

     Section 12.6 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock that may be issued under the Plan (except pursuant to Section 12.4 above), and, provided, further, however, that no termination, modification, or amendment of the Plan may, without the consent of a Participant then holding an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such option.

     Section 12.7 Effective Date. The Plan shall become effective as of February 1, 2002, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months before or after adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall not become effective.

     Section 12.8 Right to Terminate Employment. Nothing in the Plan or in the agreement evidencing any Award granted under the Plan shall confer upon any Participant the right to continue as an employee or a director of the Company or affect the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, subject, however, to the provisions of any agreement of employment between the Participant and the Company, its parent, if any, or any of its Subsidiaries.

     Section 12.9 Transfer, Leave of Absence. For purposes of this Plan, neither a transfer of an Employee from the Company to a Subsidiary or other affiliate of the Company, or vice versa, or from one Subsidiary or affiliate of the Company to another, shall be deemed a termination of employment.

     Section 12.10 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant in the Plan, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     Section 12.11 Governing Law. To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, and performance.

ARTICLE XIII

SPECIAL PROVISIONS APPLICABLE TO AWARDS IN CERTAIN COUNTRIES

     Section 13.1 Not a Public Offer. An offering to employees in Argentina or to employees in other countries is not a public offering for Argentina law or for other respective country law.

     Section 13.2 Alternatives to Article V Payroll Deductions. For Argentina, Thailand and other jurisdictions which do not permit Payroll Deductions as provided in Article V, the Plan Administrator shall provide for authorized direct transfers from the Employees’ bank accounts into the Company’s bank accounts or such other payment alternative that would satisfy local law and shall otherwise take appropriate steps to conduct the Plan in accordance with the local laws of any applicable foreign jurisdiction.

     Section 13.3 Reduced Purchases Due to Currency Restrictions. In countries with currency restrictions that may limit Participants’ purchases, the Automatic Exercise provision of Section 7.1 shall apply only to the lesser of (a) the accumulated payroll deductions credited to the Participant’s memorandum account as of the exercise date or (b) the maximum amount which can be transferred to purchase Common Stock pursuant to applicable currency restrictions at the Exercise Date. Any balance then held to purchase Common Stock shall be applied to purchase Common Stock upon receipt of appropriate documentation, as determined by the Company, from the applicable institution applying currency restrictions applicable to the Participant.

EXHIBIT B

WATSON WYATT & COMPANY HOLDINGS
COMPENSATION PLAN FOR OUTSIDE DIRECTORS

I.	The schedule of fees is as follows:

	A.	Retainer: $45,000 per year, paid quarterly

	B.	Stock Grant: 1,000 shares per year, issued at the end of each fiscal year (at the completed fiscal year-end share price) for services during the preceding fiscal year

	C.	Board Meetings: $1,500 per day

	D.	Committee Meetings: $1,000 per day ($750 if held in conjunction with a Board meeting); $2,000 per day for Committee Chairs ($1,000 if held in conjunction with a Board meeting)

	E.	Telephone Meetings of less than 4 hours: 40% of applicable fee

	F.	Telephone Meetings of the Audit Committee: $1,000 per telephone meeting

	G.	Other Meetings: $1,000 per day

II.	Outside directors will initially be paid in a combination of cash and Watson Wyatt & Company Holdings (“WWCH”) common stock, at the end of each calendar quarter (at the completed quarter-end share price) for services during the preceding quarter.

	A.	Within five years, a director is expected to own at least 5,000 shares of WWCH common stock. To meet a target of 5,000 shares, a director may initially elect to be paid all in shares, or up to 40% of each payment in cash in order to satisfy immediate tax liability. At any time, a director may change this election within these parameters.

	B.	A director may elect to be paid through any combination of (i) cash; (ii) deferral of cash under the WWCH Voluntary Deferred Compensation Plan; and/or (iii) shares of WWCH common stock.

	C.	Once a director attains the 5,000 share target, he/she shall continue to own at least 5,000 shares while serving as a director.

III.	Shares will be distributed to the director by means of an account to be established for each director at a brokerage firm designated by the Company.

IV.	The maximum number of shares that may be issued under the Plan after the date of the WWCH 2003 Annual Meeting is 50,000, subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market.

V.	The Plan may be amended from time to time by the Board of Directors, except that any such amendment is subject to shareholder approval to the extent required under NYSE rules.

B-1

EXHIBIT C

WATSON WYATT & COMPANY HOLDINGS
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange listing standards. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after his or her appointment to the committee) and at least one member shall be a “financial expert,” as defined by SEC regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The audit committee shall recommend to the Board whether the audited financial statements should be included in the Annual Report.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principle duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit, audit-related, tax and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and New York Stock Exchange listing standards.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plan for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The audit committee shall meet at least four times annually. The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

WATSON WYATT & COMPANY HOLDINGS 1717 H STREET, NW WASHINGTON, D.C. 20006	You can submit your proxy by mail, by telephone or
                                       through the Internet.
         Please use only one of the three response methods.

1. By mail.   Mark, sign and date your proxy card and return it in the enclosed envelope as soon as possible to Watson Wyatt & Company Holdings, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Or
2. By telephone.   Call toll-free 1-800-690-6903 on any touch-tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to enter the control number below; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on Sunday, November 16, 2003.
Or
3. Through the Internet.   Access the website at www.proxyvote.com to authorize the voting of your shares. You may access the site 24 hours a day, 7 days a week. You will be prompted to enter the control number below; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on Sunday, November 16, 2003.
4. Please DO NOT return the proxy card if you vote by telephone or the Internet, as the proxy card will revoke any previously received voting instructions.

THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WYATT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WATSON WYATT & COMPANY HOLDINGS

This proxy will be voted as directed. If no direction
is made, it will be voted “FOR” Items I, II and III.

1. Election of Directors CLASS III DIRECTORS (TERM EXPIRES IN 2006): (01) Gilbert T. Ray (02) John B. Shoven	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals 2. Approval of amendments to the 2001 Employee Stock Purchase Plan	For / /	Against / /	Abstain / /

3. Approval of the amended Compensation Plan for Outside Directors	/ /	/ /	/ /

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	/ /	/ /	/ /

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” ITEMS I, II and III.

Please sign exactly as name appears and provide the date in the space indicated. Joint owners should each sign. Executors,
administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Watson Wyatt & Company Holdings
Annual Meeting of Stockholders
Marriott Suites
6711 Democracy Boulevard
Bethesda, Maryland

Monday, November 17, 2003
9:30 a.m. (EST)

^   FOLD AND DETACH HERE   ^

WATSON WYATT & COMPANY HOLDINGS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned’s shares of capital stock of Watson Wyatt & Company Holdings at the Annual Meeting of Stockholders of the Company to be held on Monday, November 17, 2003, at the Marriott Suites, 9:30 a.m. and at any adjournments or postponements thereof, with the same authority as if the undersigned were personally present, as specified on the reverse.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.